Exhibit 10.26

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (this "Second Amendment") is made this 15th day of August, 2013, by and among METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Lender"), and ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company ("Borrower") with reference to the following recitals of fact:

A.           Lender and Borrower are parties to that certain  Loan Agreement dated as of September 1, 2010 as amended by that certain First Amendment to Loan Agreement dated February 7, 2011 (as amended, the "2010 Loan Agreement"). The Loan Agreement was executed in connection with a loan (the "2010 Loan") made by Lender to Borrower evidenced by,  among  other  things,  that  certain  Promissory  Note  in the  original  principal  amount  of$11,000,000 (the "Note"). The 2010 Loan is secured by certain Deeds of Trust (as defined in the 2010 Loan Agreement) encumbering certain timberlands and related assets situated in Lewis County, Washington and Clackamas and Marion Counties, Oregon. Capitalized terms used but not defined or modified herein shall have the meanings given in the 2010 Loan Agreement.

B.           Borrower has requested that Lender make an additional loan to Borrower in the principal amount of $14,000,000 (the "Additional Loan") to be  evidenced by, among other things, a Promissory Note in the principal amount of $14,000,000 (the "Additional Note") and secured by the lien of the Deeds of Trust and the other Loan Documents.

C.           Subject to the terms and conditions set forth herein, Lender has agreed to make the Additional Loan to Borrower pursuant to that certain Term Sheet/Loan Application dated June 21, 2013 (the "Application"), which Additional Loan shall be secured as provided herein and in the other Loan Documents. The Additional Loan will also be guaranteed by ORM Timber Fund  II, Inc. (the "Guarantor").

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.          Status of Existing Loan. Borrower acknowledges for the benefit of Lender that the Note, the 2010 Loan Agreement, the Deeds of Trust and the other Loan Documents all comprise valid and binding obligations enforceable in accordance with their respective terms, and that Borrower has no offset or defense against the indebtedness evidenced by the Note or any of the obligations set forth in the Loan Documents.

2. Definitions and References. All references in the 2010 Loan Agreement to the following terms are hereby amended, as of the date hereof , as set forth below:

(a)          the term "Deeds of Trust" is hereby modified to mean the Deeds of Trust, each as amended by the applicable First Amendment to Deed of Trust (the "Amendments to Deeds of Trust") executed by Borrower and Lender as of even date herewith;

(b)          the term "Guaranty" is hereby modified to mean the Guaranty as amended and reaffirmed by Guarantor as of even date herewith;

(c)          the term "Loan" is hereby modified to mean the 2010 Loan anq the Additional Loan, collectively;

(d)           the term "Loan Agreemenf ' is hereby modified to mean the 2010 Loan Agreement as amended hereby;

(e)          the term "Loan Documents" is hereby modified to mean the 2010 Loan Agreement, as amended by this Second Amendment, the Note, the Additional Note, the Deeds of Trust (as amended by the Amendments to Deeds of Trust, as defined herein), the Assignment of Timber Contracts, the Environmental Indemnity Agreement, the Guaranty Agreement, as amended and reaffirmed, the documents listed under Sections 1.5 and 6.1 of the 2010 Loan Agreement, and any and all other agreements, instruments and documents, including, without limitation, mortgages, security agreements, assignments, pledges, powers of attorney, consents, and all other written agreements heretofore, now or hereafter executed by Borrower in favor of Lender or in respect to the transactions contemplated by the 2010 Loan Agreement (as amended by this Second Amendment), in each case  as may be amended from time to time and as reaffirmed in connection with the Additional Loan;

(f)          the terms "Note" and "Notes" are hereby amended to mean the Note and the Additional Note, collectively, or either the 2010 Note or the Additional Note, as the context requires; and

(g)          the term "Permitted Encumbrances" shall include those items disclosed as additional exceptions in the Modification Endorsements (defined below) accepted by Lender.

3.          Amendment to Loan to Value Ratio. Effective following the 2013 Closing Date, the first sentence of Section 5.4.2 of the 2010 Loan Agreement is hereby modified to read as follows:

"Borrower shall not at any time cause or permit the Loan to Value Ratio to exceed Fifty Percent (50%), and any such non-compliance shall be a Default hereunder, and any such Default which is not restored to compliance by a prepayment of principal made as required under the terms of Section 5.4.4 below, shall constitute an Event of Default hereunder."

4.           Partial Releases. Sections 4.8.3 and 4.8.4 of the 2010 Loan Agreement are hereby amended and superseded in their entirety by the following:

"4.8.3 Lender will, in its sole and absolute  discretion, calculate a reasonable payment (the "Release Price") for such partial release and communicate same to Borrower. The Release Price shall be paid by Borrower to Lender for application to prepayment of principal of the Note. Any such prepayment shall be treated in the same manner as any other prepayment and shall be subject to prepayment premium in the same manner as any other prepayment.

4.8.4           Any request by Borrower shall be accompanied by an LTV calculation by Borrower in accordance with Section 5.4 on a pro forma basis as if the partial release requested had been granted, and any partial release shall be subject to verification by Lender of such pro forma LTV in accordance with Section 5.4 and shall be otherwise acceptable to Lender. No partial release shall be permitted which may cause any non-compliance with Section 5.4 below as determined with respect to such pro forma LTV by Lender in the exercise of its sole judgment based upon the most recent appraisal or appraisal update approved by Lender, adjusted for any previous releases, removals, growth, any other matters since such date and the best information then available to Lender. The following terms shall apply to any partial release request:

4.8.4.1            At any time that the LTV is 40% or less, Borrower may obtain partial releases for any portion of the Timberlands, without the payment of a Release Price (although Borrower shall be responsible for all costs and expenses incurred by Lender in reviewing and processing such partial release as set forth in Section 4.8.9), as long as the LTV does not exceed 40% before and after the partial release, as adjusted for any previous partial releases, and as determined by Lender, and subject to compliance with all other subsections of this Section 4.8.

4.8.4.2            At any time that the LTV is greater than 40% but less than 50%, Borrower shall have the right to obtain partial releases for a portion or portions of the Timberlands, without the payment of a Release Price (although Borrower shall be responsible for all costs and expenses incurred by Lender in reviewing and processing such partial release as set forth in Section 4.8.9), as long as the LTV after each partial release shall be equal to or less than the LTV whi.ch existed immediately prior thereto, as determined by Lender in its sole discretion based upon the most recently accepted Appraisal, and subject to compliance with all subsections of this Section 4.8.

4.8.4.3             In the event Borrower shall request a partial release under clause 4.8.4.2 above and the LTV test included in clause 4.8.4.2 would not be met, Borrower may make a prepayment of principal under the terms of the Note in an amount determined by Lender which shall, at the least, be sufficient to cause the LTV tests included in clause 4.8.4.2 to be met once such prepayments have been applied. Any such prepayments shall be subject to prepayment premium, if any, as set forth in the Note, in the same manner as any other prepayment."

        5.          Representations and Warranties. Borrower hereby restates and reaffirms all of thecovenants, representations and warranties set forth in the 2010 Loan Agreement, as if  made as ofthe date of this Second Amendment, except to the extent of and as modified by the following updated Schedules attached hereto and incorporated herein
(the "Updated Schedules"):

         Schedule 2.3
         Schedule 2.6.1.A
         Schedule 2.6.2

Furthermore, Borrower hereby makes the following representations, warranties and covenants to Lender, it being hereby acknowledged by Borrower that Lender is relying upon such representations, warranties and covenants as a material inducement to Lender's execution hereof:

(a)          Borrower has the power and authority to enter into this Second Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by Borrower.

(b)          The execution and delivery of this Second Amendment and all other agreements to be executed by Borrower and contemplated hereby, and Borrower's performance hereunder and thereunder, do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any certificate of incorporation, certificate of organization, bylaws, limited liability company agreement or other formation documents, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which Borrower is a party or by which Borrower or its assets or properties are or may become bound.

(c)          Borrower is, as of the date hereof, and shall be as of the date hereof, in full compliance with all covenants, agreements and obligations of Borrower as set forth in the 2010 Loan Agreement, the Note, the Security Documents (as defined in the 2010 Loan. Agreement), this Second Amendment and the other Loan Documents, and no Event of Default exists thereunder or hereunder, and no event or circumstance exists which with the passage of time or the giving of notice, or both, would constitute an Event of Default thereunder.

(d)          Borrower has duly performed all of its obligations under the 2010 Loan Agreement and the other Loan Documents.

(e)          This Second Amendment constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, and the execution and delivery of this Second Amendment does not contravene, result in a breach of, or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is bound, nor would such execution and delivery constitute such a default with the passage of time or the giving of notice, or both.

(f)          Borrower has thoroughly read and reviewed the terms and provisions of this Second Amendment and is familiar with same, and Borrower has entered into this Second Amendment voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel which it has selected.

6.           Closing. The closing of the Additional Loan (the "2013 Closing") is scheduled to be held in a manner acceptable to Lender on or before August 16, 2013 (the "2013 Closing Date"). Notwithstanding any other provision of this Second Amendment or any other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Second Amendment, it is understood and agreed that Lender's obligation to fund the Additional Loan is subject to fulfillment of the terms and conditions of the Application, Lender's closing checklist and other terms and conditions established by Lender, and that Lender shall have no obligation to fund the Additional Loan if any Default or Event of Default shall exist at such time and unless and until the following conditions have been satisfied, all in fonn and substance satisfactory to Lender and their special counsel:

(a)          Documentation.  Lender shall have received the following documents, each to be in fonn and substance satisfactory to Lender:

i.            The original Additional Note, duly executed by Borrower, and the Consent and Reaffinnation Agreement duly executed by the Guarantor (the "Consent and Reaffirmation of Guaranty");

ii.          Multiple original counterparts  of each of the Amendments  to Deeds of Trust required in connection with the Additional Loan, with evidence that the Amendments to Deeds of Trust intended to be recorded have been duly recorded, or that arrangements satisfactory to Lender have been made for such recordation, in each office where such recordation is necessary;

   iii.           A solvency certificate of Borrower and Guarantor;

iv.          Original written opinions of counsel covering the State of Delaware and each State in which any part of the Timberlands is located in fonn and substance satisfactory to the Lender with respect to the transactions contemplated by this Second Amendment, including, without limitation, the enforceability of the Loan Documents executed by the Borrower and Guarantor.

v.           Certificates of a duly authorized officer or manager of each Borrower and Guarantor certifying (i) that attached thereto is a true and complete copy of the Certificate of Formation and Operating Agreement, or Articles oflncorporation and Bylaws, as applicable, and all other organizational documents of such entity, as amended to the date of such certification, (ii) that attached thereto are true and complete copies of consents executed and delivered by the officers and manager of each Borrower and Guarantor authorizing the execution, delivery and performance of this Second Amendment and the other Loan Documents to which such entity is a party, (iii) that attached thereto is a true and complete copy of the organizational documents of manager, as amended to the date of such certification, and (iv) as to the incumbency, authority and genuineness of the signature of each officer of Borrower executing this Second Amendment or any of the other Loan Documents to which Borrower or Guarantor is a party, and such other authority documents as may be requested by Lender;

vi.          Good standing certificates (or the equivalent) for Borrower, Guarantor and the manager of Borrower, issued by the appropriate official of each jurisdiction where the conduct of Borrower's and Guarantor's business activities or the ownership of its Properties necessitates qualification;

 vii.            Such modification endorsements to the Title Policy (the "Modification Endorsements"), in form and substance satisfactory to the Lender, as Lender may require, insuring the continuing validity and first priority of the lien and effect of the each of the Deeds of Trust (as amended by the Amendments to Deeds of Trust), subject only to such exceptions to and exclusions from coverage as may be acceptable to the Lender. In addition, the Lender shall have received copies of all instruments and other matters affecting title to the Property encumbered by the Deeds of Trust to the extent shown as exceptions to coverage under the Modification Endorsements and not previously approved as exceptions in the Title Policy. Ingress and egress to the Timberlands shall be by public road or deeded right of way easement included as part of the mortgaged property and  insured  under  the  Title  Policy,  except  as  disclosed  on Schedule 2.6.2, as updated and attached hereto. All premiums, charges, fees, costs and expenses of the title insurer or related to the Modification Endorsements shall be paid in full by Borrower;

viii.    Duplicate original counterparts of this Second Amendment, duly executed by all parties;

ix.           The Updated Schedules to the Loan Agreement;

x.            Environmental   Questionnaire;

xi.           Such other documents, instruments and agreements as are required by the Application or as the Lender shall reasonably request in connection with the foregoing matters, including without limitation, updates, revisions or supplements to previously delivered information or documents where necessary to make such previously delivered information or documents true, complete and accurate;

xii.              a certificate signed by a duly authorized officer of Borrower dated as of the 2013 Closing Date, stating the Borrower and any Affiliate of Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement, as amended hereby; and

xm. a Reaffirmation of  Assignment  and  Subordination  of  Management Agreement duly executed by the Project Manager with respect to the Management Agreement of the Timberlands.

(b)           Other Conditions.  The following conditions shall have been and at the time of the 2013 Closing shall continue to be satisfied, to the satisfaction of Lender:

i.             No Event of Default shall have occurred;

ii.            Borrower shall have furnished to Lender on or before the date of the 2013 Closing, copies of any appraisals, valuations, timber inventory cruises or the like, and all environmental reports, in each case as required under the Loan Agreement or the Application;

iii.           The Loan to Value Ratio shall not exceed forty percent (40%);

iv.           No action, proceeding, investigation, regulation or legislation shall have been instituted, proposed or, to the knowledge of Borrower, threatened in writing before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of the Loan Agreement (as amended hereby) or the consummation of the transactions contemplated thereby, or which is related to or arises out of the Loan Agreement or the  consummation  of  the  transactions contemplated  thereby,  and  which,  in  Lender's  sole discretion, would make it inadvisable to consummate the transactions contemplated by this Second Amendment;

v.           The Additional Note shall on the 2013 Closing Date qualify as a legal investment for  Lender  under  applicable  insurance  law  including,  without  limitation, Section 1045 of the New York Insurance Law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject Lender .to any penalty or other onerous condition in or pursuant to any such law or regulation, and Lender shall have received such evidence as Lender may request to establish compliance with this condition;

vi.          Borrower shall have good and marketable fee simple title to the Timberlands, subject to no Liens except the Permitted Encumbrances, and Borrower shall have full power and authority to assign, lease, transfer, pledge and mortgage the Collateral;

vii.         the warranties and representations of each of Borrower, Guarantor and Project Manager contained herein and in the other Loan Documents shall be true and correct;

vm.        the  organizational   documents  of  Borrower  and  Guarantor  shall  be acceptable in form and substance to Lender; and

ix.          All conditions to the closing of the 2010 Loan as provided  in the 2010 Loan Agreement (other than the conditions in Sections 6.2.1 and 6.2.3), shall remain satisfied, and all proceedings taken in connection with the Additional Loan and the other transactions contemplated hereby and by the other Loan Documents and all documents and papers relating thereto shall be satisfactory to Lender and its special counsel. Lender and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its special counsel.

7.          Borrower's   Notice   Address.     Borrower's Notice address in Section 8.9 is modified to read:

c/o Olympic Resource Management LLC 19950 Seventh Avenue NE, Suite 200
Poulsbo, Washington 98370 Attention: Thomas M. Ringo Email: tringo@orminc.com

8.          Legal Fees and Expenses. The Parties shall pay, or cause to be paid, upon request all costs and expenses incurred by Lender or incident to the preparation, execution and recordation, as required, of all agreements, instruments and other documents, in connection with the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the title company, and reasonable fees and expenses of legal counsel to Lender.

9.          Waivers.                Any waiver herein by Lender shall not waive, affect or diminish any right of the Lender to hereafter demand strict compliance and performance by any of the Parties of all of the terms,  conditions  and  covenants  of the  Loan  Agreement  and the other Loan Documents upon each and every subsequent date when compliance is required. Any waiver herein by Lender shall not suspend, waive or affect any Event of Default by any of the Parties under the Loan Agreement, the Note, the Security Documents, or the other Loan Documents, whether such other Event of Default is prior or subsequent thereto. Any waiver herein by Lender is made in reliance upon, and is strictly subject to, the full performance by each of the Parties of the terms and conditions of this Second Amendment.

10.          Default  and Remedies.  Any default by any of the Parties in the performance of their respective obligations herein contained or any inaccuracy in the representations and warranties made by any of the Parties shall constitute an Event of Default under the terms of the Loan Agreement, Note, Security Documents and other Loan Documents and shall entitle Lender to exercise all of its rights and remedies set forth in the Loan Agreement, Note and other Loan Documents.

11.          Relationship   of   Parties. The  relationship  between   Borrower  and  Lender   is limited to that of debtor and creditor. The provisions in any Loan Document for  compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Lender to protect its interests as Lender in assuring payments of interest, and repayment of principal, and nothing contained in this Second Amendment, the 2010 Loan Agreement or the other Loan Documents, shall be construed as (i) permitting or obligating  Lender to act as a financial or business advisor or consultant to Borrower, (ii) permitting or obligating Lender to control Borrower or conduct Borrower's operations, (iii) creating any fiduciary obligation on the part of Lender to Borrower, or (iv) creating any partnership,  tenancy-in-common, joint tenancy, joint venture, co-ownership, agency or other relationship  between the parties other than as debtor and creditor. Lender shall not in any way be responsible or liable for the debts, losses, obligations or duties  of  Borrower  with  respect  to  the Collateral or otherwise. All obligations to pay real property or other taxes, assessments,  insurance premiums and all· other fees and charges arising from the ownership, operation, use  and occupancy of the Collateral and to perform obligations under all agreements and contracts relating to the Collateral shall be the sole responsibility of Borrower.

12.          No Defenses. Counterclaims or Rights of Offset, Release of Lender. As a material inducement to Lender to enter . into this Second Amendment, each of the Parties hereby acknowledges, admits, and agrees that, as of the date hereof, Lender has satisfied and performed its covenants and obligations under each of the Loan Documents, and that no action or failure to act by or on behalf of Lender has or will give rise to any cause of action or other claim against Lender for breach of any of the Loan Documents or otherwise, and there exist no rights of offset, defense, counterclaim, claim, or objection in favor of any or all of them against Lender with respect to the Loan, the Collateral, and the Note or any of the other Loan Documents, or alternatively, that any and all such right of offset, defense, counterclaim, claim, or objection which any of the Parties may have or claim, of any nature whatsoever, whether known or unknown, is hereby expressly and irrevocably waived and released. With respect to that period from the beginning of time until the date of full execution and delivery hereof, each of the Parties hereby releases and forever discharges Lender, its directors, officers, employees, administrators, subsidiaries, affiliates, attorneys, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, costs, expenses, promises, agreements, duties, liabilities, or obligations, whether in law or in equity, known or unknown, choate or inchoate, which any of the Parties has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Loan, the Collateral and the Note or any of the other Loan Documents, or any transactions contemplated by this Second Amendment, but only with respect to that period from the beginning of time until the date of full execution and delivery hereof; The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender arising or occurring on or before the date hereof. Each of the Parties understands and agrees that the foregoing general release is in consideration for the agreements of Lender contained herein arid that the Parties will receive no further consideration for such release.

13.          Ratification; Continued Force and Effect.  This Second Amendment is only a modification of the Loan Agreement, Note, and other Loan Documents and is not intended to, and shall not be construed to, effect a novation of the Loan Agreement, Note or other Loan Documents, and, except as expressly set forth herein, all of the representations, covenants, terms. and conditions of the Loan Agreement, Note and other Loan Documents (which are incorporated herein) and the collateral security provided thereby, are not being modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated hereby in any manner and shall remain in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of any of the Loan Documents, the terms of this Second Amendment shall control. Each of the Parties hereby ratifies and confirms the Loan Documents as modified hereby, and acknowledges and agrees that the Loan Documents as modified hereby are enforceable against the Parties and against the Collateral described therein in accordance with their respective terms. The Parties acknowledge and agree that the Collateral shall remain in all respects subject to the liens, charges and encumbrances of the Deeds of Trust and the other Loan Documents and the conveyances of title effected thereby, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof over other liens, charges, encumbrances or conveyances, or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.

14.          Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of Washington and the Federal laws of the United States of America in force therein, and as further set forth in Section 9.6 of Loan Agreement.

15.          Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

16.          Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to  mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

17.          Severability. If any clause or provision of this Second Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Second Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Second Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as . the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

18.          Entire Agreement. THIS SECOND AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES .HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS SECOND AMENDMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMJ;:NTS.

19.          WAIVER   OF   TRIAL   BY   JURY.  TO  THE  EXTENT  PERMITTED   BY APPLICABLE LAW, THE PARTIES AND LENDER WAIVE TRIAL BY JURY IN  ANY PROCEEDING RELATING TO THE LOAN AGREEMENT OR  ANY OF THE  OTHER DOCUMENTS RELATING TO THE LOAN AND AGREE THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO  WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

20.          Miscellaneous.

     (a)          From time to time, Borrower and Guarantor shall execute or procure and deliver to Lender such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Lender so as to evidence or effect the terms and provisions hereof.

     (b)         This Second Amendment may  be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

(c)          This Second Amendment shall be binding upon Borrower and Guarantor, and the successors and assigns of Borrower and Guarantor, and shall be binding upon and inure to the benefit of the Lender, its successors and assigns, including any subsequent holder of the Note.

(d)          Borrower and Lender hereby agree that all references in the Loan Agreement to Loan Documents shall include this Second Amendment.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON  LAW.

[signatures follow  on next page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

LENDER:	METROPOLITAN LIFE INSURANCE
COMPANY, a New York corporation

By:
	Printed	Name: W. Kirk Purvis
	Title:	Director

BORROWER:	ORM TIMBER OPERATING COMPANY II, LLC, a
Delaware limited liability company

Olympic Resource Management LLC, a
Washington limited liability company
Its Manager

By:
P · ted Name: Thomas M. Ringo
Title: CFO, VP. Treas. and Secretary

CONSENT OF GUARANTOR

The undersigned, ORM TIMBER FUND II, INC., a Delaware corporation ("Guarantor"), is the Guarantor of the Loan pursuant to that certain Guaranty dated as of September 1, 2010, as amended and reaffirmed as of the date hereof (the "Guaranty"). Guarantor hereby consents to the terms and provisions of the foregoing Second Amendment to Loan Agreement and the related adjustments to the Loan Documents and agrees that its obligations under the Guaranty remain unmodified and in full force and effect with respect to the Loan Agreement as so amended. Guarantor hereby reaffirms the terms and obligations arising under the Guaranty as of the date hereof.

GUARANTOR:	ORM TIMBER FUND II, INC.,
a Delaware corporation

	By:	Olympic Resource Management LLC,
Its Manager

Date		By:
David L. Nunes
President and CEO

SCHEDULE 2.3

OWNERSIDP OF BORROWER, SUBSIDIARIES, OFFICERS OF BORROWER AND STATUTORY AGENTS IN EACH STATE

Ownership of Borrower:
Direct ownership of Borrower is as follows:
    98.8% owned by ORM Timber Fund II, Inc. ("Guarantor")
   I .2% owned by Olympic Resource Management LLC ("Olympic") and Olympic is the member-manager of the LLC
Direct ownership of Guarantor is as follows:
   100% · owned  by  26  common  stock  investors,  one  of which  is Pope  Resources,  A
    Delaware Limited Partnership ("Pope Resources") that owns 19.3% of Guarantor
   There are approximately 125 preferred non-voting stock investors in Guarantor
Direct ownership of Olympic is as follows:
    100% owned by ORM, Inc., a Washington corporation, that is in tum owned 100% by
    Pope Resources Pope MOP,  Inc., the managing  general partner  of Pope Resources  and has a profit sharing interest only in Olympic

Subsidiaries of Borrower (100% owned):

Tillamook Log Company LLC, a Delaware limited liability company

Officers of Borrower:
David L. Nunes, President & Chief Executive Officer of Olympic
Thomas M. Ringo, Vice President, Chief Financial Officer, Treasurer & Secretary of Olympic

Officers of Guarantor:
David L. Nunes, President
Thomas M. Ringo, Treasurer & Secretary

Officers of Pro ject Manager:
David L. Nunes, President & Chief Executive Officer
Thomas M. Ringo, Vice President, Chief Financial Officer, Treasurer & Secretary

Statutory Agents for Service of Process:

Washington: Oregon:	Olympic Resource Management LLC 19950 Seventh Avenue NE, Suite 200 Poulsbo, Washington 98370 National Registered Agent, Inc. 388 State Street, Suite 420 Salem, Oregon 97301

SCHEDULE  2.6.lA

TIMBER VOLUMES

Appraisal Summary Report

Pr<!porly OwMr	stmlll Available		Yr.1!11. Cr. Yr.	stuid.Typo	L.S.	OWi Cir
All PiilptrUei Tlmbcr FUnd II

·Mlsol	Mfscl	Bubl'lm:l			Mortgage
					MetUle Olllatml

LAND:
Timberland:	19,036.3
Non-limbered:	2,846.6
Grand Total:	21,882.9

PRE-Merchonloble:	Net Acres
.Clearcut	835.7
0- 4	l,194.2
5-9	1,288.6
10-14	1,297.1
15-19	5S4.0
20-24	2;997.t
25-i	1,272.5
30-34	1,419.8
Total Pre-Merch Acres	IOJl9.I

S\JB.Merchantoble llmber: Aj:c 35-44
		l2t	S.tl	Cbl_pnsaw·	'i>)jp..,od	Total MBF
Dout-nr		.)243',7	3;785.3	2;793.5	l,485.8·	35,618.6
HeDllocl;		691;2	l.39.2	.J;l80.3	1,06U	4;384J!
Cedar		·.o	2;	·53,J	26.3	85.1
·Ofh.·con.		36.6	185.5	240.3	138.4	650:2
Rt<IAliier		o;"	·9.1.4	359;9.	·415..8	867.8
OUi•HiKI.		1.8	4.7	1441!	163.9'	314:9
SUS.Merchantable Timber: Age 35-44		2 034.0	,SIU	4;771.8	3,298.3	4i;92:;7
	Ams	12+	S.11	chlpns	riil,.,..i	Tolal MDF
Dona;nr		8.919.4	11,s61.1	S,789_9.	2.583.I	59,260.0
HeiDlo<k		3,580;8	4,736.2	3,215.5	3,105.7	14,638.2
Cedar		SS.1	94.0	SS.I	84.6	319.4
Qtll.Con.		·568.o	1,033.S	572.3	661.6	2.83S.4
Rt<l.Alller		63	363.9	l,013.6	548.4	1,932.2
OllJ, llwd.		46.S	.165.1	289.4	116.3	617.9

Total Mor<h MBF	3,867	13,236.7	17,961..1	10,965,8	7,099.7	79,603.1
.GRAND TOTALMBF		15,270.8	23,469.l	15,737.6	10,398.1	Ui,525.8

Appraisal Summary Report

Property O\fner	stmlll Available		Yr.1!11. Cr. Yr.	stuid.Typo	L.S.	OWi Cir
Copper Creel(Tlmbcr Fund n

·Mlsol	Mfscl	SubParcel			Morli"ll•
MeWre Collal<ral

LAND:	Gross Acres
Timberland:	11.l!IO.l
Non-limbered:	1;376.9
Grand Total:	u,767,o

PRE-Merchonloble:	Net Acres
.Clearcut	6464
0- 4	761.7
5-9	6Q0.S
10-14	61:3
15-19	9.9:1
20-24	114:0
25-i	5923
30-34	790.4
Total Pre-Merch Acres	3,666:1

SUS.Merchantable Timber: Age 35-44
	Acres	l2+	11-11	Chipnsaw	Pulpllllod	Total MBF
Dout-nr		978.0	2,560.3	2,025.3	l,018.0	33,911.0
HemlOCK		481A	l,153.0	979.2	820.3	3,436.0
Cedar		4.0	1.2	53.3	25.0	85.4
·Ofh.·con.		8>0	185.1	240.3	138.4	649.3
Red Alder		0.7	44.7	217.6	265.0	527.9
OU.Hwd		0.0	0.0	89.7	96.0	185.3
T9lal Sul>M.rdh MBF		1:si>01	3,945.7	3,605.5	2,373.2	3g794.9

Mercb111table11n1ber: Age 45+	Acres	12+	8-U	<;.1iJP11SOW	l'Ulj!...00	TolalMDF
Dona;nr		8,746'8	11,'.383.9	s;m.8	Z;S f§. 6	s8,648.9
HeiDlo<k		3,079.3	4,367.3	2,841.3	2,913.1	13;200.9
Cedar		30.1	85:9	7U	84.6	278.6
Qtll.Con.		S.68.0	1,03.S	572.3	661.6	2,1!3S.4
Red Alder		63	107:9	499.7	3)9.8'	9SP
OllJ, llwd.		0.0	26.2	61.1.	28.1	115.S

Total Mor<h MBF	3,674	IZ.:430-5	17,004.6	9,?li.3	6,546.9	76,0JJ.I
.GRAND TOTALMBF		13,990,6	20,950.3	13,;nu	81920.2	114 rs0

Appraisal Summary Report

Property Owner	Stand# Available	Pm:el	Yr.1!11. Cr. Yr.	slind Type	L.S.	OWi Cir
RllTe Lal<o Timber Fund ll

Misc!	Ml.a	SubParcel			MetUle Cot111tral

LAND:	Gross Acres
Timberland:	7,646.1
Non-limbered:	1;469.8

Grand Total:	9;m;9

J'RE.MCl<huntable:	Net Acres
Cearcut	189.3
0- 4	43H
5.9	687.8
JO ·14	1;235.9
15 • 19	454.9
20 .24	2,883,0
25 -29	680.2
JO •.J	689A
Tota!:t'rC:.Mer< Acrei	7,l.J
!iJJ8.'Mqcbunlal/le 1J!Dber: Age JS.H:
	Acr.ts	·12+	HI	Cldpnsaw.	l'ulP,-1	tlitllMBF·
'IJOufllr		256.1	1,2.25.0	168.1	457,9.	.2.101.6
Hemlcidi		2!3c8	286;2	201.1	247.7	94U
(:odor·		M	o:o	o.o	0.4	0.4
·OUJ. Con.		t:S	0.0	0.0	o.o	IS
Red Alder		o.o	46.7	142.3	150.S	339.8
Otll.HIKI.		1.8	4.7	54.8	68.4	129,6
Total Sub-Morch MBF	2W	47J.9	1,562.5	1,166.J	925.1	4,127.8
Mcrc11untable Thnbcr: Age 4S+
Acr		12•	8-11	Chlpnnw	Pulp'llOOd	Tolid MBF
D01Ji·Dr		232.6	183.9	131.J	63.S	611.1
Hemlock		501.6	368.9	3143	192.5	1,4373
Cedar		25.6	8.2	1.0	o.o	40.8
Rc<IAldor		o.o	6.0	SU ,\>	2op	978.4
·Qlll•.HWd.		46•.5	139.S	228.3	jlS.2	502..S
Totid MerQI MBF !!IJ		806.3	956A	l,lS4.5	55i.8	J,570.0
'GRAND TOTALMBF		1,280.2	2,51U	2:420.8	1,4?7.9	7,697.8

SCHEDULE 2.6.2

NONACCESS TO TIMBERLANDS

The following portions of the Riffe Lake Block:

Parcel A:

South half of the Northwest quarter; the Southwest quarter; the West half of the Southeast quarter of Section 4;
All of Section 8, except the Southeast quarter; All of Section 9;
All of Section 17, all in Township 11 North, Range 5 East, W.M., County of Lewis, State of Washington.

Parcel  B:

Northeast quarter of the Southwest quarter and the Southeast quarter of the Northwest quarter, Section 32, Township 12 North, Range 4 East, W.M., County of Lewis, State of Washington. EXCEPT that portion described as follows:  Beginning at the Northwest comer of said Southeast quarter of the Northwest quarter;·

Thence South 88°10'29" East 1,333.79 feet;
Thence South 1°22'58" West 971.98 feet;
Thence North 52°14'46" West 1,656.44 feet to the point of beginning.